UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2011

CSX CORPORATION
(Exact name of registrant as specified in its charter)

Virginia
(State or other jurisdiction of
incorporation or organization)

1-08022	62-1051971
(Commission File No.)	(I.R.S. Employer
Identification No.)

500 Water Street, 15th Floor, Jacksonville, FL 32202
(Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code:
(904) 359-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__ Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

On May, 4, 2011, the Board of Directors (the “Board”) of CSX Corporation (“CSX”) adopted and approved for filing with the Virginia State Corporation Commission an amendment to CSX’s Amended and Restated Articles of Incorporation, as amended (the “Amendment”). The Amendment increases CSX’s authority to issue shares of its common stock, par value $1.00 per share (“Common Stock”), from 600 million shares to 1.8 billion shares. The Amendment will be filed in connection with the three-for-one split of the Common Stock described in Item 7.01 below. The effective time of the Amendment will be 5:00 p.m. on May 31, 2011. A copy of the Amendment as adopted is filed herewith as Exhibit 3.1.

Item 7.01. Regulation FD Disclosure.

On May 4, 2011, the Board also approved a three-for-one split of the Common Stock (the “Stock Split”). Each holder of record of CSX Common Stock at the close of business on May 31, 2011 will receive two additional shares of CSX Common Stock for each share of CSX Common Stock held on that date. The additional shares resulting from the Stock Split will be distributed on June 15, 2011. Stockholders will receive a direct registration (book-entry) statement for the additional shares of CSX Common Stock to be issued in the Stock Split and will not need to exchange existing stock certificates.

Also on May 4, 2011, the Board authorized a $2 billion share buyback program and approved a $0.36 per share quarterly cash dividend on a pre-split basis ($0.12 on a post-split basis), representing a 38% increase.  The dividend is payable on June 15, 2011 to shareholders of record at the close of business on May 31, 2011.

A copy of the press release announcing the Stock Split, share buyback program and quarterly cash dividend is attached hereto as Exhibit 99.1.

The information contained in this Current Report on Form 8-K under Item 7.01, including Exhibit 99.1 hereto, has been “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section. The information in this Current Report under Item 7.01 shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01. Exhibits.

(d)	The following exhibits are being filed or furnished herewith:

Exhibit No.	Description
3.1	Articles of Amendment to CSX Corporation’s Amended and Restated Articles of Incorporation, as amended. Filed herewith.

99.1	Press Release dated May 4, 2011 from CSX Corporation. Furnished herewith.*

*	Any internet addresses provided in this exhibit are for informational purposes only and are not intended to be hyperlinks.

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     CSX CORPORATION

             By: /s/ Carolyn T. Sizemore
                    Carolyn T. Sizemore
                                                                                        Vice President and Controller
       `            (Principal Accounting Officer)

Date:  May 4, 2011